Exhibit 10.4

EXCHANGE AGREEMENT

Sabby Volatility Warrant Master Fund, Ltd. (the “Holder”) enters into this Exchange Agreement (this “Agreement”) with RiceBran Technologies, a California corporation (the “Company”), as of December 1, 2023, whereby, among other things, the Holder will exchange the existing Common Stock Purchase Warrant (the “Exchanged Warrant”) to purchase shares of the Company’s common stock, no par value (the “Common Stock”), held by the Holder for shares of Common Stock and a new Common Stock Purchase Warrant to purchase shares of the Common Stock in substantially the form attached hereto as Exhibit A (the “New Warrant”) all pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in that certain Common Stock Purchase Warrant by and between the Company and the Holder, dated October 20, 2022.

On and subject to the terms hereof, the parties hereto agree as follows:

1.    Surrender of the Exchanged Warrant. Upon and subject to the terms set forth in this Agreement, as soon as practicable following the date hereof, the Holder hereby agrees to (a) deliver and surrender the Exchanged Warrant (including any warrant certificates related thereto) in exchange for 323,810 shares of Common Stock (such shares, the “Exchange Shares”) and the New Warrant (such exchange, the “Exchange”) and (b) provide evidence of such delivery and surrender to the Company (the date of such surrender being the “Exchange Date”).

2.    Exchange. On the trading day that the Company first satisfies the current public information requirement under Rule 144(c) such that the Exchange Shares may be resold by the Holder following the issuance thereof as contemplated herein under Rule 144 (the “Public Information Compliance Date”), (a) the Company will instruct its transfer agent to cause the number of Exchange Shares to be issued to the Holder to be registered in the name of the Holder or its nominee, and electronically issued through the Deposits and Withdrawal at Custodian program at the Depository Trust Company (the “DTC”) to the Holder’s DTC participant account set forth on Schedule I hereto, and (b) the Company shall issue to the Holder the certificate for the New Warrant. The Exchanged Warrant shall be deemed cancelled as of the date of this Agreement, and the Holder shall surrender the Exchanged Warrant in accordance with Section 1 as soon as possible after the date of this Agreement. All Exchange Shares shall be issued without restrictive legends; in connection with which, Holder shall provide satisfactory representation letters and other documentation as may reasonably be requested by counsel to the Company. Upon receipt by the Holder of the Exchange Shares and New Warrant, the Holder shall have no further rights under and hereby waives all claims in or with respect to the Exchanged Warrant and that certain Securities Purchase Agreement, dated October 18, 2022, including, without limitation, any conversion or redemption rights or the right to receive any dividends that may have accrued on such Exchanged Warrant. In addition to such Holder’s other available remedies, for each trading day following the date hereof until the Public Information Compliance Date, the Company shall pay the Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Exchange Shares issuable under this Agreement (assuming a value of the Exchange Shares based on the daily VWAP of the Common Stock on the applicable trading day), $10 per trading day (increasing to $20 per trading day five (5) trading days after the date hereof) for each trading day after the date hereof until the Public Information Compliance Date. In the event the Company fails to make the aforementioned payments within 5 days of the date of accrual, such payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Holder’s right to pursue actual damages for the failure to become current in the Company’s SEC Filings, and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

3.    The Holder’s Representations and Warranties. The Holder acknowledges that it has been informed by the Company that the issuance of the Exchange Shares and the New Warrant in the Exchange will be exempt from registration under Section 3(a)(9) of the Securities Act and will not be registered pursuant to the securities or the blue sky laws of any state. The Holder represents and warrants, as of the date hereof and the Exchange Date, that:

(a)

It has the requisite power and authority to enter into this Agreement and any related documents and consummate the Exchange, and such transactions will not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Holder;

(b)	It is the sole legal and beneficial owner of the Exchanged Warrant, free and clear of any pledge, lien, charge, encumbrance, voting trust arrangement or other adverse claim;

(c)

It has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of the Exchanged Warrant (including any related warrant certificates) or its rights in its Exchanged Warrant, (ii) exercised the Exchanged Warrant or (iii) given any Person any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Warrant;

(d)

Neither the execution nor delivery of this Agreement nor the consummation of the Exchange (i) will conflict with or result in a breach, default or violation of any agreement or judgment to which the Holder is a party or to which it is subject, (ii) will result in the creation of any lien, charge or other encumbrance on the Exchanged Warrant or (iii) will require the Holder to obtain the consent of any private nongovernmental third party not already obtained;

(e)

It has been informed that the exchange of the Exchanged Warrant for the Exchange Shares and the New Warrant is being conducted in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act;

(f)

It (i) is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to effect the Exchange, (ii) has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the Exchange, (iii) is a sophisticated investor and understands the risks of, and other considerations relating to, the Exchange, including, without limitation, the risks detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “Commission”) and the risk of transacting on the basis of inferior information and (iv) is capable of sustaining a loss from its investment in the Exchange Shares and the New Warrant without material injury;

(g)

As of the date hereof, the Holder acknowledges and agrees that the total number of the Company’s securities beneficially owned, directly or indirectly, by the Holder or any of its Affiliates is comprised of the Exchanged Warrant.

(h)

Holder understands that the Company may be in possession of material non‑public information regarding the Company and its condition (financial and otherwise), results of operations, businesses, properties, management, plans and prospects that may impact the value of the Common Stock, the Exchanged Warrant and the New Warrant. The Company and its affiliates shall have no liability or obligation to the Holder or any other person, and such Holder hereby waives and releases the Company and its affiliates from any claims that it might have against the Company or its affiliates, whether under applicable securities laws or otherwise, with respect to the nondisclosure of such material non-public information;

(i)

Neither it nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange; and

(j)	It acknowledges that the Company is relying on its representations and warranties to complete the Exchange pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act.

4.    Representations of the Company. The Company hereby represents and warrants, as of the date hereof and the Exchange Date, to the Holder as follows:

(a)

Authority; Enforceability. The Company has full power, authority and capacity to execute this Agreement, and the capacity and authority to make the representations, warranties, covenants and agreements herein and therein and to consummate the Exchange. The execution, delivery and performance by the Company of this Agreement and the consummation of the Exchange have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general principles of equity.

(b)

Valid Issuance of Exchange Shares. The Exchange Shares have been duly authorized by all necessary corporate action. As issued in accordance with the terms hereof, the Exchange Shares are validly issued, fully paid and nonassessable.

(c)	Other. The Company has not paid any commission or other remuneration directly or indirectly for soliciting the Exchange.

(d)

Tacking. The Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the New Warrant and Warrant Shares (as defined in the New Warrant) (assuming cashless exercise) tack back to the holding period of the Exchanged Warrant. The Company agrees not to take any position contrary to this Section 2(d) and to promptly issue any legal opinion requested by the Holder for the removal of any restrictive legends (assuming cashless exercise of the New Warrant).

5.    Expenses. Each party hereto shall bear all of its legal, accounting and other costs and expenses incident to the negotiation of this Agreement and the performance of the transactions contemplated herein.

6.    Voting Commitment. From and after the date hereof, the Holder shall vote, or cause to be voted, all Exchange Shares then beneficially owned by it and any if its controlled affiliates at all annual and special meetings of the Company’s shareholders or in connection with actions taken by written consent on all matters submitted to the shareholders of the Company in accordance with the recommendation of the Company’s Board of Directors.

7.    Governing Law. The Agreement will be governed by and construed in accordance with the laws of the State of New York.

8.    Entire Agreement. This Agreement, the documents to be executed hereunder, and the exhibits attached hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof.

9.    Modification; Waiver. No modification of this Agreement will be binding on the parties unless and until the modification is set forth in writing specifically referencing this Agreement and signed by all of the parties to this Agreement. The waiver by any party of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach of this Agreement.

10.    Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

11.    Public Information Failure. At any time during the period commencing from 30 days following the date hereof and ending at such time that all of the Exchange Shares and shares of Common Stock issuable upon exercise of the New Warrant Shares (the “New Warrant Shares”) may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the Holder’s other available remedies, the Company shall pay to the Holder, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Exchange Shares and New Warrant Shares, an amount in cash equal to two percent (2.0%) of the aggregate value of the Exchange Shares and New Warrant Shares issued and issuable to the Holder that have not been sold or otherwise disposed of by the Holder (value based on the average of the VWAPs during the 22 trading days immediately prior to the date in question less, as to the New Warrant Shares, the then Exercise Price) on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured, (b) such time that such public information is no longer required for the Holders to transfer the Exchange Shares and New Warrant Shares pursuant to Rule 144 and (c) such time as the Exchange Shares and New Warrant Shares are sold or otherwise disposed of by the Holder.  The payments to which a Holder shall be entitled pursuant to this Section 11 are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Holder’s right to pursue actual damages for the Public Information Failure, and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

RICEBRAN TECHNOLOGIES

By:
	Name:	William J. Keneally
	Title:	Interim Chief Financial Officer and Secretary

SABBY VOLATILITY WARRANT MASTER FUND, LTD., as Holder

By:
	Name:	Robert Grundstein
	Title:	COO of Investment Manager

Schedule I

DTC Participant Information for Delivery of Exchange Shares

DTC Participant No:

Name of Participant:

Holder Account Information:

Holder Taxpayer ID No:

Exhibit A

Form of New Warrant

[Attached]